LEGG MASON CHARLES STREET TRUST INC.
Item 77

Batterymarch U.S. Small Capitalization Equity Portfolio
Sub-item 77I - Terms of New or Amended Securities
Offering of new Class A, Class C and Class R shares, effective February 1, 2009

SHAREHOLDER FEES

(FEES PAID
DIRECTLY FROM
YOUR
INVESTMENT)

CLASS
A

CLASS
C

CLASS
R
Maximum sales charge
(load) imposed on
purchases (as a % of
offering price)

5.75%a

None

None
Maximum contingent
deferred sales charge
(load) (as a % of the
lower of net asset
value at purchase or
redemption)

None b

1.00% c

None
Sales charge (load)
imposed on reinvested
dividends

None

None

None
Redemption fee d

2.00

2.00

2.00%
ANNUAL FUND OPERATING EXPENSES
(EXPENSES
THAT ARE
DEDUCTED
FROM
FUND
ASSETS)
CLASS A

CLASS C

CLASS R
Management
Fees
0.70%
0.70%
0.70%
Distribution
and/or
Service (12b-
1) Fees
0.25%
1.00%
0.50% e
Other
Expenses
0.28% f
0.18% f
0.12% f
Total annual
fund
operating
expenses
1.23%
1.88%
1.32%
Less
contractual
fee reduction
N/A
N/A
N/A
Net expenses
N/A
N/A
N/A
a The initial sales charge is reduced for purchases of $25,000 or more and eliminated for purchases of $1 million or more.
b A contingent deferred sales charge of 1.00% applies on certain redemptions made within 12 months following purchases of $1 million or more made without an initial sales charge.
c The contingent deferred sales charge of 1.00% is eliminated one year after purchase d Proceeds of shares redeemed or exchanged within 60 days of purchase will be subject to a 2% redemption fee. The fee is paid directly to the fund and not to the fund's manager or distributor. The fee will be waived for certain approved mutual fund asset allocation programs ("wrap programs").
e The 12b-1 fee shown in the table reflects the amount at which the Board of Directors has currently limited payments under the fund's Class R Distribution Plan. Pursuant to the Distribution Plan, the Board of Directors may authorize payment of up to 0.75% of the fund's Class R shares average net assets without shareholder approval.
f  "Other Expenses" are projected for the current fiscal year.
Global Opportunities Bond Fund
Sub-item 77I - Terms of New or Amended Securities

Prior to November 1, 2008, Institutional Select Class shares were known as Institutional Class Shares but had the same fees and same general expenses as the Institutional Select
Class shares.